Exhibit 10.6

To:
Beike (Tianjin) Investment Co., Ltd. (hereafter referred to as “WFOE”); and
Beijing Lianjia Real Estate Agency Co., Ltd. (hereafter referred to as “Lianjia Real Estate”)

Spousal Consent Letter

The undersigned, [Name of Covenantor], (a PRC citizen with Identification Card No.:__________), is the lawful spouse of a shareholder of Lianjia Real Estate, [Name of Shareholder], (a PRC citizen with Identification Card No.: __________).  I hereby confirm I have understood, and unconditionally and irrevocably agree on the execution of the following documents by my spouse and/or Lianjia Real Estate in which my spouse directly holds equity interests, and agree on the disposal by my spouse of his/her equity interests in Lianjia Real Estate and any rights and interests attached thereto in accordance with the provisions of the VIE agreements:

1.                  The Exclusive Business Cooperation Agreement executed by and between Lianjia Real Estate and WFOE on December 28, 2018;

2.                  The Exclusive Option Agreement executed by and among the shareholders of Lianjia Real Estate, WFOE and Lianjia Real Estate on March 1, 2020;

3.                  The Equity Pledge Agreement executed by and among the shareholders of Lianjia Real Estate, WFOE and Lianjia Real Estate on March 1, 2020;

4.                  The Power of Attorney issued by [Name of Shareholder] to WFOE on _____, 20____; and

5.                  Any modification, amendment and/or supplement to the above documents executed by relevant parties from time to time (together with the above documents, collectively referred to as “VIE Agreements”).

I hereby confirm and agree that the equity interests and any rights and interests attached thereto in Lianjia Real Estate currently and hereafter held by my spouse is his individual property, and shall not constitute the jointly owned properties between my spouse and I, which my spouse is entitled to dispose of on his own. I hereby unconditionally and irrevocably waive any right or interest with respect to such equity interest and its corresponding assets that I may be entitled to under any applicable laws, and undertake not to raise any claim with respect to such equity interest and its corresponding assets, including claiming that such equity interest and its corresponding assets constitute the jointly owned property between my spouse and me, and thereby claiming to participate in the daily operation and management of Lianjia Real Estate or cast vote or in any way impact the decision of my spouse regarding such equity interests or any rights and interest attached thereto. I further confirm that, my spouse is entitled to independently exercise his/her rights and perform his/her obligations under the VIE Agreements at his/her discretion, and no separate authority or consent on my part is required for my spouse to perform the VIE Agreements, amend or terminate the VIE Agreements or sign any other documents to replace the VIE Agreements.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the VIE Agreements (as amended from time to time).

I hereby agree and covenant that, I will not act in any manner that conflicts with the arrangement contemplated under the VIE Agreements or this Spousal Consent Letter at any time.  If I acquire any equity interests or any rights or interest attached thereto from Lianjia Real Estate for any reason, I shall be bound by the VIE Agreements (as amended from time to time), and comply with the obligations of shareholders of Lianjia Real Estate under the VIE Agreements (as amended from time to time).  For such purpose, at the request of WFOE, I will execute a series of written documents with the form and substance substantially the same as the VIE Agreements (as amended from time to time).

I hereby further confirm, covenant and undertake, in all cases, including without limitation, the occurrence of the divorce between my spouse and me, my spouse shall be entitled to independently dispose the equity interest and the corresponding assets he/she holds in Lianjia Real Estate, and I will not take any actions that may affect or prevent my spouse’s performance of his/her duties under the VIE Agreements, including but not limited to raising any claim for the equity interest in Lianjia Real Estate or any rights endowed under the VIE Agreements.

The covenants, confirmation, agreement and authorization under this Spousal Consent Letter shall not be revoked, impaired, nullified or adversely affected, due to increase, decrease, merger or other similar events in the equity interests of Lianjia Real Estate, or my incapability or death, or my divorce with my spouse and similar events.

Matters unspecified herein, including without limitation the governing law, dispute resolution, definition and interpretation of relevant terms, shall be subject to provisions of the VIE Agreements.

The Spousal Consent Letter was signed on _____, 20____, is irrevocable and will stay in force on permanently basis.

[Remainder of This Page is Intentionally Left Blank.]

(Signature page to Spousal Consent Letter)

By:	/s/ Name of Spouse
Name: Name of Spouse

, 20

Beike (Tianjin) Investment Co., Ltd. and Beijing Lianjia Real Estate Agency Co., Ltd. hereby agree and acknowledge this Spousal Consent Letter.

Beike (Tianjin) Investment Co., Ltd. (Seal)

By:	/s/ PENG Yongdong
Name: PENG Yongdong
Title: Legal Representative

Beijing Lianjia Real Estate Agency Co., Ltd. (Seal)

By:	/s/ PENG Yongdong
Name:	PENG Yongdong
Title:	Legal Representative

Signature Pages to Spousal Consent Letter

Schedule of Material Differences

One or more spouse consent letters using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Variable Interest Entity	Name of Shareholder	Name of Covenantor	% of Shareholder’s Equity Interest in the VIE	Registered Capital Contribution in the VIE (RMB)
1	Beijing Lianjia Real Estate Brokerage Co., Ltd.	ZUO Hui	ZHU Yan	58.90%	7,986,153
2	Beijing Lianjia Real Estate Brokerage Co., Ltd.	SHAN Yigang	MA Xiaoting	3.51%	475,294
3	Beijing Lianjia Real Estate Brokerage Co., Ltd.	XU Wangang	CHEN Lin	1.63%	220,502
4	Beijing Lianjia Real Estate Brokerage Co., Ltd.	GAO Jun	XU Runhong	1.54%	208,780
5	Beijing Lianjia Real Estate Brokerage Co., Ltd.	CHEN Rong	LI Jun	0.24%	32,296
6	Beijing Lianjia Real Estate Brokerage Co., Ltd.	RUAN Guangjie	PING Yang	0.05%	7,277
7	Tianjin Xiaowu Information & Technology Co., Ltd.	ZUO Hui	ZHU Yan	94.38%	9,438,280
8	Tianjin Xiaowu Information & Technology Co., Ltd.	SHAN Yigang	MA Xiaoting	5.62%	561,720
9	Beijing Yiju Taihe Technology Co., Ltd.	ZUO Hui	ZHU Yan	2.54%	18,950,000
10	Beijing Yiju Taihe Technology Co., Ltd.	SHAN Yigang	MA Xiaoting	0.70%	5,235,696
11	Beijing Yiju Taihe Technology Co., Ltd.	XU Wangang	CHEN Lin	0.33%	2,428,897
12	Beijing Yiju Taihe Technology Co., Ltd.	GAO Jun	XU Runhong	0.31%	2,299,877
13	Beijing Yiju Taihe Technology Co., Ltd.	CHEN Rong	LI Jun	0.05%	355,776
14	Beijing Yiju Taihe Technology Co., Ltd.	RUAN Guangjie	PING Yang	0.01%	80,159